UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2007

CONIHASSET CAPITAL
PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-52011 (Commission File Number)	20-4414490 (I.R.S. Employer Identification No.)

Two International Place, 16th Floor
Boston, MA 02110
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 235-7215

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 16, 2007, Conihasset Capital Partners, Inc. (the “Company”) sold 400,000 shares of its common stock, at the offering price of $5.00 per share for the aggregate amount of $2.0 million, 200,000 shares to The Hummingbird Microcap Value Fund, LP and 200,000 shares to The Hummingbird Value Fund, LP, both managed by Hummingbird Management, LLC (the “Hummingbird Funds”). Each of the Hummingbird Funds also received warrants exercisable at any time with a term of seven years to purchase an additional 100,000 shares at $5.50 per share. The shares were placed directly by the Company and no commission or other fee was paid with respect to the sale of the shares.

This offer and sale of unregistered securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. In addition, the purchasers had access to sufficient information regarding the Company so as to make an informed investment decision, and the Company had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the Securities Act and otherwise had the requisite sophistication to make an investment in the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2007	CONIHASSET CAPITAL PARTNERS, INC.

	By:	/s/ Richard D. Bailey
Richard D. Bailey
President and Chief Executive Officer